UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 25, 2006

CENTRAL PACIFIC FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Hawaii	333-104783	99-0212597
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

220 South King Street, Honolulu, Hawaii		96813
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (808) 544-0500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐                                                           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                                           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                                           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d.2(b))

☐                                                           Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                     Entry Into a Material Definitive Agreement.

1.                                       On January 25, 2006, the Board of Directors of Central Pacific Financial Corp. (the “Board”) approved supplemental executive retirement (“SERP”) agreements for Dean K. Hirata, Vice Chairman & Chief Financial Officer, and Blenn A. Fujimoto, Vice Chairman, Hawaii Market (individually, the “Executive”; together, the “Executives”).  The SERP agreements are designed as retention tools for these two key Executives.  The terms of the SERP agreements are as follows:

a.                                       Target Benefit.  The SERP agreements provide a target benefit of 65% of “Final Average Compensation” after 20 years of service.  The maximum benefit that can be earned is 75% of “Final Average Compensation” after 24 years of service.  “Final Average Compensation” is the average of base salary and annual bonus for the three complete calendar years of employment immediately preceding the Executive’s termination of employment.  For example, if an Executive terminated employment in 2020, “Final Average Compensation” would be the average of the Executive’s base salary and annual bonus for 2017–2019.  For benefit accrual purposes, years of service are counted from the Executive’s date of hire at Central Pacific Financial Corp. (the “Company”) or, for Mr. Hirata, CB Bancshares, Inc. (“CBBI”), which was acquired by the Company in 2004.

b.                                      Offsets.  Any benefit paid under the SERP agreement is offset by the employer-funded portion of tax-qualified retirement benefits and the Executive’s social security benefits.  If the Executive separates from service prior to age 65, the offset for defined contribution retirement benefits is projected forward to age 65 assuming a 7% annual return on the account balance.

c.                                       Vesting.  The SERP benefits vest over ten years according to the following schedule.  Vesting service is counted from July 1, 2005.  As an example, if the Executive quit before July 1, 2009, no SERP benefit would be payable.  There is immediate vesting in the events of death or disability while actively employed by the Company or following a change in control.

Years of Service	Vesting Percentage
Less than 4 years	0%
4 years	10%
5 years	20%
6 years	30%
7 years	45%
8 years	60%
9 years	80%
10 years or more	100%

d.                                      Types of Benefits.  The SERP agreements provide for benefits upon the first to occur of five events: normal retirement, early termination, disability, change in control, or death.  No benefit is payable if the Executive is terminated for “Cause.”  The SERP agreements define “Cause” in the same way it is defined in the Executives’ employment agreements.

1.                                       Normal Retirement Benefit.  This is the benefit payable at retirement after age 65.  At age 65, each of these Executives will have twenty-three years of benefit accrual service and more than 10 years of vesting service.  If the Executive retires at age 65, the SERP benefit will equal 74.75% of the Executive’s Final Average Compensation reduced by the offsets described above.

2.                                       Early Termination Benefit.  This is the benefit that is payable if the Executive terminates service prior to age 65 for any reason other than death, disability, change in control, or termination for Cause.  For example, this is the benefit that would be paid if an Executive was terminated without Cause prior to age 65.  The benefit is calculated as of the date of the Executive’s separation from service, but is not paid until age 65.

3.                                       Disability Benefit.  “Disability” is defined in the same way it is defined in Section 409A of the Internal Revenue Code (the “Code”), which prescribes strict new rules for deferred compensation plans and agreements.  The “Disability” benefit is similar to the early termination benefit, except that there is immediate vesting, and the Executive receives service credit for years of service until age 65.

4.                                       Change-in-Control Benefit.  The Change-in-Control benefit is subject to a double trigger.  First, there must be a “Change in Control,” as defined in the Central Pacific Financial Corp. 2004 Stock Compensation Plan.  Second, the Executive must be involuntarily terminated or terminate for “Good Reason” within thirty-six months following the Change in Control.  The Executive receives credit for years of service until age 65, and the Executive’s compensation is projected to age 65, assuming a 4.5% annual increase.  The offset for tax-qualified retirement plans is calculated as of the date of separation from service without any assumed earnings to age 65.  If the benefit is subject to the excise tax under Section 4999 of the Code, the benefit is grossed up by the excise tax and any income taxes imposed with respect to the excise tax payment in accordance with the Executive’s employment agreement.

5.                                       Death Benefit.  There are different types of death benefits depending on when death occurs.  If the Executive dies while in active service, a pre-retirement death benefit is payable to the Executive’s beneficiary.  The preretirement death benefit is calculated as of the date of death, but the Executive receives credit for years of service until age 65, and the Executive’s compensation is projected to age 65 assuming a 4.5% annual increase.  If the Executive dies after termination of employment but before payment of the Executive’s benefit commences, the Executive’s beneficiary will receive a benefit that is actuarially equivalent to the benefit that would be paid to the Executive at age 65.

e.                                       Form and Timing of Benefits.  The SERP agreements have been designed to comply with Section 409A of the Code.  Accordingly, the form and timing of the benefits is fixed in the agreements or elected by the Executive at the time of entering into the agreement.  Except for death benefits and the Change-in-Control benefit, all benefits are paid when the Executive reaches age 65.  Death benefits are paid in monthly installments over twenty years commencing on the first day of the month after the Executive’s death.  Disability benefits are paid in monthly installments over eighteen years commencing at age 65.  At the time of entering into the agreements, the Executives must elect the form of benefits that are payable at age 65 in the event of normal retirement, early termination, or Change-in-Control.  The available forms of benefit include: lump sums, installments over ten or fifteen years, and single life and joint and survivor annuities, all of which are actuarially equivalent.  The Executive may elect to have the Change-in-Control benefit paid following involuntary termination or termination for Good Reason within thirty-six months of a Change-in-Control.  Except for death, all payments are delayed until at least six months after the Executive’s separation from service.

f.                                         Noncompete.  The SERP agreements contain non-compete restrictions.  If an Executive becomes associated with one of five named Hawaii competitors within three years following separation from service, the Executive will forfeit all benefits under the SERP agreement.  The noncompete restriction does not apply following a Change in Control.

g.                                      Unfunded Benefits.  The SERP agreements are “unfunded” for purposes of the Code and the Employee Retirement Income Security Act of 1974.  All benefits will be paid from the general assets of the Company.  The Executives are unsecured creditors with respect to the benefits.

2.                                       Mr. Hirata already has a similar SERP from CB Bancshares, Inc. (the “CBBI SERP”).  Mr. Hirata is continuing to accrue benefits under the CBBI SERP, and because of the Company’s acquisition of CBBI in 2004, has already vested in change-in-control benefits under the CBBI SERP.  Mr. Hirata will receive the greater of the benefits under the new SERP agreement or the benefits under the CBBI SERP.  Under no circumstances will he receive benefits under both SERP’s.

3.                                       The foregoing description of the SERP agreements is qualified in its entirety by reference to the full text of the SERP agreements, copies of which are filed herewith as Exhibits 99.1 and 99.2 and incorporated herein by this reference.

Item 1.02 Termination of a Material Definitive Agreement.

On January 30, 2006, the Company announced that Neal K. Kanda, President and Chief Operating Officer of the Company and Central Pacific Bank, a wholly owned subsidiary of the Company, is retiring and the position of Chief Operating Officer will be phased out, effective March 31, 2006.

In connection with his retirement (see Exhibit 99.3), the Company and Mr. Kanda expect to enter into a retirement agreement. The terms of that retirement package remain to be finalized and are subject to Board approval.

The foregoing description is supplemented by reference to the press release issued by the Company, a copy of which is filed herewith as Exhibit 99.3 and incorporated herein by this reference.

Exhibit 8.01 Other Events

On January 31, 2006, the Company is announcing the appointment of Curtis W. Chinn as Executive Vice President and Chief Credit Officer of Central Pacific Bank, a wholly owned subsidiary of the Company. For the past four months, Chinn has served as Senior Vice President and Acting Chief Credit Officer.

The foregoing description is supplemented by reference to the press release issued by the Company, a copy of which is filed herewith as Exhibit 99.4 and incorporated herein by this reference.

Exhibit 9.01 Financial Statements and Exhibits

Exhibit 99.1	Supplemental Executive Retirement Agreement for Blenn A. Fujimoto, effective July 1, 2005.

Exhibit 99.2	Supplemental Executive Retirement Agreement for Dean K. Hirata, effective July 1, 2005.

Exhibit 99.3	Press Release dated January 30, 2006.

Exhibit 99.4	Press Release dated January 31, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Pacific Financial Corp.

(Registrant)

Date: January 31, 2006	By:	/s/ Clint Arnoldus

Clint Arnoldus
Chief Executive Officer